UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 28, 2005

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

As of 5:00 p.m. California time on September 28, 2005, the rights of the holders of Class 1 Units of JCM Partners, LLC (the "Company") to exercise their Class 1 Put Rights expired. The Company is obligated under the terms of the Class 1 Put Rights to purchase the 9,864,299 put Class 1 Units (the "Put Class 1 Units") at a price of $2.78 per Class 1 Unit for an aggregate amount of $27,422,751 (the "Aggregate Exercise Price"). The Aggregate Exercise Price will be reduced by an amount equal to all Class 1 distributions paid (on a per Class 1 Unit basis) to the holders of Put Class 1 Units from July 1, 2005 through June 30, 2006. The Class 1 Put Rights are set forth in the Company’s charter documents (see Article 5 of the Company’s Amended and Restated Certificate of Designations of Class 1 Units previously filed with the Securities and Exchange Commission).

The Company is required to purchase all of the Put Class 1 Units by June 30, 2007. However, the Company may purchase any Put Class 1 Units any time prior thereto at its sole discretion. The Company is not required to make purchases on a pro rata basis or pursuant to any other procedure. However, the Company will not purchase any Class 1 Units unless it determines that it has the funds available and it is in the Company’s best interest to do so. There are no conditions to the Company’s obligation to pay for the Put Class 1 Units.

The Class 1 Put Rights are the Class 1 Put Rights that were set forth in the Company’s original Operating Agreement when the Company was the entity that emerged from the IRM bankruptcy proceedings in June 2000.

The Put Class 1 Units will remain outstanding and will continue to vote and receive distributions until redeemed by the Company. Under the Company’s Operating Agreement, holders of the Put Class 1 Units will not acquire the status of creditors. Class 1 Units redeemed by the Company will be deemed cancelled and returned to the status of authorized but unissued Units.

The Company’s pending payment for the Put Class 1 Units will be reflected in its balance sheet through a reduction of Members’ Units, Preferred Units and Retained Earnings and an associated increase in Liabilities. This amount will be equal to the total payment to be made for the Put Class 1 Units, adjusted for the Company’s anticipated timing of payments per FASB Standard of Financial Accounting Standard No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. As the Company pays for the Put Class 1 Units, the associated liability will be removed and cash will be decreased.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

October 4, 2005	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: President and Chief Executive Officer